Exhibit 21.1

QVC, Inc. Subsidiaries

Entity Name	Domicile
QVC, Inc.	DE
Affiliate Investment, Inc.	DE
Affiliate Relations Holdings, Inc.	DE
Affiliate Sales & Marketing, Inc.	DE
QVC China Licensing, Inc.	DE
AMI 2, Inc.	DE
ER Marks, Inc.	DE
IC Marks, Inc.	DE
QC Marks, Inc.	DE
RS Marks, Inc.	DE
GC Marks, Inc.	DE
DMS DE, Inc.	DE
NSTBC, Inc.	DE
Diamonique Canada Holdings, Inc.	DE
ER Development International, Inc.	PA
Innovative Retailing, Inc.	DE
QVC Information and Technologies (Shenzhen) Co., Ltd	China
Q the Music, Inc.	DE
QDirect Ventures, Inc.	DE
QExhibits, Inc.	DE
QHealth, Inc.	DE
QK Holdings, LLC	DE
QLocal, Inc.	DE
QVC Chesapeake, Inc.	VA
QVC China, Inc.	DE
QVC China Domain Limited	Hong Kong
QVC Delaware, Inc.	DE
QVC Global DDGS, Inc.	DE
QVC India, Ltd.	DE
QVC HK Holdings, LLC	DE
QVC China Holdings Limited	Hong Kong
QVC International LLC	DE
1227844 Ontario Ltd.	Ontario
CDirect Mexico I, Inc.	DE
CDirect Mexico II, Inc.	DE
IM Experience, Inc.	PA
Influence Marketing Corp	Nova Scotia
Influence Marketing Services, Inc.	Ontario
Savor North Carolina, Inc.	NC
QVC Britain III, Inc.	UK
QVC Cayman Holdings LLC	DE
QVC Cayman, Ltd.	Cayman Islands
QVC China Domain Limited	Hong Kong
QVC Germany I LLC	DE
QVC International Management LLC & Co KG	Germany
QVC Deutschland GP, Inc.	DE
QVC Deutschland Inc. & Co. KG	Germany

Entity Name	Domicile
QVC Deutschland Inc. & Co. KG	Germany
iQVC GmbH	Germany
QVC Call Center GmbH & Co. KG	Germany
QVC Call Center Vërwaltungs-GmbH	Germany
QVC Grundstücksverwaltungs GmbH	Germany
QVC GV Real Estate GmbH & Co. KG	Germany
QVC Grundstücksverwaltungs GmbH	Germany
QVC Handel GmbH	Germany
QVC Studio GmbH	Germany
QVC UK Holdings Limited	England-Wales
QVC Britain I, Inc.	DE
QVC Britain	UK
QVC	UK
QVC Pension Trustee Limited	UK
QVC Properties, Ltd.	UK
QVC Britain II, Inc.	DE
QVC Britain I Limited	England
QVC Britain	England
QVC	England
QVC France SAS	France
QVC Japan Holdings, Inc.	DE
QVC Japan, Inc.	Japan
QVC Satellite, Ltd	Japan
QVC Japan Services, Inc.	DE
QVC Germany II LLC	DE
QVC International Management LLC & CO KG	Germany
QVC International Management GP LLC	DE
QVC Italy Holdings, LLC	DE
QVC Italia S.r.l.	Italy
QVC of Thailand, Inc.	DE
QVC Mexico, Inc.	DE
QVC Mexico II, Inc.	DE
QVC Mexico III, Inc.	DE
QVC Productworks, Inc.	DE
QVC Publishing, Inc.	DE
QVC-QRT, Inc.	DE
QVC Realty, Inc.	PA
QVC eDistribution Inc. & Co. KG	Germany
QVC eProperty Management GmbH & Co. KG	Germany
QVC eService Inc. & Co. KG	Germany
QVC eProperty Management GmbH & Co. KG	Germany
QVC Rocky Mount, Inc.	NC
QVC RS Naples, Inc.	FL
QVC San Antonio, LLC	TX
QVC Shop International, Inc.	DE
QVC STT Holdings, LLC	DE
Send the Trend, Inc.	DE
QVC St. Lucie, Inc.	FL

Entity Name	Domicile
QVC Suffolk, Inc.	VA
QVC TX, LLC	DE
QVC Voices, LLC	DE
RS Mebane, Inc.	NC
RS Myrtle Beach, Inc.	SC
TOBH, Inc.	DE